EXHIBIT 10.1

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) by and among RenovaCare, Inc., a Nevada corporation (the “Optionee”) and Jörg Gerlach, MD, PhD, an individual having a place of residence at [ADDRESS] (the “Optionor”), is entered into as of the first day of May, 2015. Optionee and the Optionor together may be referred to herein as the “Parties” and each of them may be referred to herein as a “Party.”

RECITALS

WHEREAS, the Optionor has acquired and is the owner of all right title and interest in and to the Technology (as defined below); and

WHEREAS, Optionee desires to obtain an exclusive option to evaluate the commercial potential of the Technology (collectively, the “Purpose”) in order to determine whether either (i) to seek to obtain a license to exploit the Technology or (ii) to acquire it from the Optionor; and

WHEREAS, the Optionor desires to grant Optionee an exclusive option for the Purpose.

NOW THEREFORE, in consideration of the foregoing and of the following covenants, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.

“Acquisition” has the meaning ascribed to it in Section 2.3.

“Agreement” has the meaning ascribed to it in the preamble to this Agreement.

“Confidential Information” has the meaning ascribed to it in Section 5.1.

“Disclosing Party” has the meaning ascribed to it in Section 5.1.

“Effective Date” means the date set forth above in the preamble to this Agreement.

“License” has the meaning ascribed to it in Section 2.3.

“License or Acquisition Negotiation Period” has the meaning ascribed to it in Section 2.4.

“Materials” means the materials (which may include biological materials), if any, described in Schedule A attached to this Agreement and all additional materials regarding the Technology Optionor deems necessary for Optionee to review the Technology for the Purpose.

“Notice to Exercise Option” has the meaning ascribed to it in Section 2.4.

“Notice to Sell” has the meaning ascribed to it in Section 2.6.

“Option” has the meaning ascribed to it in Section 2.3.

“Optionee” has the meaning ascribed to it in the preamble to this Agreement.

“Option Fee” has the meaning ascribed to it in Section 2.3.

“Optionor” has the meaning ascribed to it in the preamble to this Agreement.

“Option Period” means the period commencing on the Effective Date and ending 11:59 p.m. (Eastern Daylight Savings Time) one year thereafter, unless extended by mutual written agreement of the Parties or unless terminated earlier in accordance with the terms of this Agreement.

1

“Patents” means the patents and patent applications pertaining to the Technology (including, but not limited to those set forth on Schedule B attached to this Agreement) which are owned by the Optionor, including any renewal, division, continuation, or continuation-in-part of any of such patents and applications, any and all patents or certificates of invention issuing thereon, and any and all reissues, re-examinations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, supplementary protection certificates and additions of or to any of the foregoing, and any foreign counterparts of any of the foregoing.

“Party” or “Parties” have the meaning ascribed to it in the preamble to this Agreement.

“Purpose” has the meaning ascribed to it in recitals to this Agreement.

“Receiving Party” has the meaning ascribed to it in Section 5.1.

“Sale Negotiation Period” has the meaning ascribed to it in Section 2.6.

“SEC” has the meaning ascribed to it in Section 8.3.

“Technology” means:

(i)

any and all discoveries, inventions, processes, methods, techniques, know-how, Patents, and intellectual property and proprietary rights, expressed in whatever form including technical information, processes, procedures, cell lines, methods, formulae, protocols, software, specifications, instructions, data, documents and materials all as more fully described in Schedule B attached to this Agreement that are owned by Optionor during the Option Period (including those contained in or directly relate to the Patents); and

(ii)

any and all modifications, variations, updates, enhancements and improvements owned by the Optionor during the Option Period in and to any of the foregoing in paragraph (i) that are conceived or reduced to practice by one or more of the inventors, principal investigators and/or other individuals identified in Schedule B attached to this Agreement.

2. Grant of Option.

2.1 Optionee’s Assessment of Technology. Subject to the terms and conditions of this Agreement, Optionor hereby grants Optionee an exclusive right to evaluate the Technology for the Purpose during the Option Period and to provide Optionee with such assistance and materials as Optionee may reasonably require in making a decision as to whether or not it wishes to negotiate a license of the Technology or a purchase of the Technology from the Optionor. Optionee has been made aware, and consents to, the fact that the Technology is subject to additional licenses for limited use of the Technology as further set forth on Schedule 2.1 hereto, which may limit Optionee’s rights to certain uses of the Technology.

2.2 Materials. In the event that Materials are necessary to enable Optionee to use the Technology to carry out the Purpose, and to the extent that the Optionor owns or has the rights to and can provide such Materials, the Optionor will provide such Materials to Optionee on the terms and conditions to be agreed to, in good faith, by the Parties.

2.3 Grant of Option; Payment of Option Fee. Subject to the terms and conditions of this Agreement, Optionor hereby grants Optionee an exclusive option (the “Option”), during the Option Period, to evaluate the Technology and to negotiate the terms and conditions of an exclusive, sub-licensable, royalty-bearing right and license to use the Technology to develop, manufacture, distribute, market and sell products and services in the utilizing the Technology (the “License”), or (ii) to acquire all of the Optionor’s right title and interest in and to the Technology (the “Acquisition”). In consideration of the Option granted herein and certain of the costs incurred by Optionor relating thereto, which may include costs incurred by Optionor prior to the Effective Date with respect to the Patents, Optionee will pay the Optionor the non-refundable amount of TWENTY FOUR THOUSAND DOLLARS ($24,000) (the “Option Fee”), payable in four (4) quarterly installments of SIX THOUSAND DOLLARS ($6,000), with the first payment due on the Effective Date.

2

2.4 Exercise of Option; License Agreement. Optionee may exercise its Option by executing and delivering to the Optionor during the Option Period a written notice specifying its intention to negotiate the License or the Acquisition of the Technology (the “Notice to Exercise Option”). During the ninety (90) days following delivery of the Notice to Exercise Option (the “License or Acquisition Negotiation Period”), this Agreement will remain in full force and effect and the Parties will negotiate in good faith, the terms and conditions of either License or the Acquisition, as specified in the Notice to Exercise Option. During the Option Period, and if applicable the License Negotiation Period, the Optionor will not enter into negotiations with any other party for the rights to license or acquire the Technology. If the Parties are unable to enter into a definitive agreement for the License or Acquisition of the Technology by Optionee, this Agreement will terminate upon expiration of the License or Acquisition Negotiation Period, and Optionor will not be permitted to license the Technology to any third party within six (6) months of expiration of the License or Acquisition Negotiation Period on terms and conditions that are more favorable, when taken as a whole with respect to the nature of the acquisition of the Technology or the license (exclusive or non-exclusive), license fee, royalties or other consideration, payment schedule, field of use, territory, and performance milestones, than those last offered by Optionee.

2.5 Non-Exercise or Expiration of Option. Optionee will inform the Optionor in writing at the earliest possible date if it does not wish to exercise the Option, and the Option Period will end on the date (if any) specified in the notice or be deemed to end on the date of receipt by the Optionor of such notice, whichever is earlier. Upon expiration of the Option Period, Optionee will cease evaluating the Technology and will have no further right in or to the Technology. Except as contemplated by Section 2.4 the Optionor may thereafter act without any further obligation to Optionee with respect to the Technology.

2.6 Purchase and Sale of Technology. Anything herein to the contrary notwithstanding, if, at any time during the one (1) year period following expiration of the License or Acquisition Negotiation Period under Section 2.4, the Optionor offers to assign, license or sell to a third party any or all of the Technology, the Optionor will promptly notify Optionee in writing of his intention (the “Notice to Sell”) and will offer Optionee the first right to negotiate the terms and conditions of such purchase and sale. Within sixty (60) days of receipt by Optionee of Optionor’s Notice to Sell, unless extended by mutual written agreement of the Parties or unless earlier notified by Optionee in writing that it does not wish to purchase the Technology (“Sale Negotiation Period”), the Parties will negotiate the terms and conditions of such purchase and sale and enter into a written agreement on mutually acceptable terms and conditions. If the Parties are unable to agree on the terms and conditions prior to expiration of the Sale Negotiation Period, Optionor will be free to assign or otherwise sell, or offer to assign or sell, the Technology to a third party, provided that the terms and conditions of such purchase and sale, if entered into within six (6) months of expiration of the Sale Negotiation Period, are not more favorable, when taken as a whole with respect to the Technology purchased, the purchase price and other consideration, and the payment schedule, than those last offered by Optionee.

3. Representations and Warranties.

3.1 Representation and Warranties of the Optionor. The Optionor hereby represents and warrants to the Optionee as follows:

3.1.1 Legal Capacity and Power. The Optionor has the requisite legal capacity, power and authority to enter into and perform under, this Agreement. This Agreement is a valid and binding obligation of the Optionor, enforceable against the Optionor in accordance with the terms thereof except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

3

3.1.2 Ownership of Assets. (i)The Optionor owns all rights, title and interest in and to the Technology, and (ii) as of the Effective Date, the Optionor is not aware of, nor has the Optionor received notice of any allegations or claims that the Technology infringe the patent or other proprietary rights of any third party. Optionee acknowledges and accepts that the Optionor has made no inquiries or undertaken any due diligence with respect to these representations and that such representations are limited to the best knowledge and belief of the Optionor without further inquiry. If, during the Option Period, and if applicable the License or Acquisition Negotiation Period, the Optionor becomes aware of, or has received notice of, any allegations or claims that the Technology infringes the patent or other proprietary rights of any third party, the Optionor will so promptly notify Optionee in writing.

3.1.3 Brokers and Finders. The Optionor has not incurred or taken any action that may give rise to any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement. To the extent that the Optionor incurs any such fees, the payment thereof is the sole responsibility of the Optionor.

3.1.4 Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution, statute, regulation, rule to which Optionor is subject or, to the knowledge of the Optionor, any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Optionor is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, license, employment policy, instrument, or other arrangement to which Optionor is a party or by which he is bound or to which any of the Technology is subject (or result in the imposition of any security interest upon any of the Technology).

3.1.5 Legal Compliance. The Optionor has (a) complied with all laws (including rules, regulations and codes) and with all plans, injunctions, judgments, orders, decrees, agreements, rulings and charges thereunder in each case applicable to the Technology or to the Optionor’s business to the extent involving the Technology and (b) to the best of Optionor’s knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened, filed or commenced against the Optionor relating to or involving the Technology.

3.1.6 Full Disclosure. No representation, warranty, covenant or agreement made by the Optionor in this Agreement or in any statement, certificate, instrument or other document or item furnished or delivered or to be furnished or delivered to the Optionee pursuant to this Agreement or in connection with the transactions covered by this Agreement contains or will contain any false or misleading statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

3.1.7 Disclaimer. Except as may otherwise be expressly set forth in Sections 3.1.1 through 3.1.6 hereof, the Optionor makes no representations, conditions, or warranties, either express or implied, with respect to the Technology or that the exercise by Optionee of the rights granted under this Agreement will not infringe the patent or proprietary rights of a third party. Without limitation, the Optionor specifically disclaims any implied warranty, condition, or representation that the Technology:

(a) corresponds to a particular description;

(b) is of merchantable quality;

(c) is fit for a particular purpose; or

(d) is durable for a reasonable period of time.

3.2 Representations and Warranties of Optionee. Optionee hereby represents and warrants to the Optionor as follows:

3.2.1 Organization and Authorization. (i) Optionee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement and the transaction contemplated hereby; (ii) the execution, delivery and performance of this Agreement has been authorized by all necessary corporate action of Optionee; and (iii) this Agreement is a valid, binding obligation of Optionee, enforceable in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

4

3.2.2 Brokers and Finders. Optionee has not incurred any broker or finder fees or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

3.2.3 Non-contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule to which Optionee is subject or, to the knowledge of Optionee, any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Optionee is subject, or any provision of the Optionee’s Articles of Incorporation or Bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Optionee is a party or by which it is bound or to which any of the Technology is subject (or result in the imposition of any security interest upon any of the Technology).

3.2.4 Full Disclosure. No representation, warranty, covenant or agreement made by Optionee in this Agreement or in any statement, certificate, instrument or other document or item furnished or delivered or to be furnished or delivered to the Optionor pursuant to this Agreement or in connection with the transactions covered by this Agreement contains or will contain any false or misleading statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

4. General Obligations.

4.1 Patent Prosecution. The Optionor will be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents with respect to the Technology during the Option Period, and if applicable the License or Agreement Negotiation Period. Following the Effective Date, Optionee will be given reasonable opportunity to advise the Optionor in such filing, prosecution and maintenance and be provided with documentation and correspondence from, sent to or filed with patent offices concerning such filing, prosecution and maintenance. All such documentation and correspondences provided to Optionee will be maintained by Optionee as Confidential Information of the Optionor during and after the Option Period. During the Option Period and if applicable the License Negotiation Period, the Optionor will not abandon, by an act or an omission to act, such patent applications or patents without the prior written consent of Optionee.

4.2 Patent Expenses. The Optionor we be solely responsible for all expenses incurred by the Optionor during the Option Period and if applicable the License or Acquisition Negotiation Period, in connection with the preparation, filing, prosecution and maintenance of all patent applications, patents and other filings with respect to the Technology.

4.3 Third Party Claims or Infringement. Except as expressly set out herein, nothing in this Agreement:

(a) constitutes a warranty or representation by Optionor as to title to the Technology or that anything made, used, sold or otherwise disposed of under any license resulting from the Option granted under this Agreement is or will be free from claims or allegations of infringement of patents, copyrights, trade-marks, industrial design or other intellectual property rights; or

(b) imposes an obligation on Optionor to bring or prosecute or defend actions or suits against third parties for infringement of patents, copyrights, trade-marks, industrial designs or other intellectual property or contractual rights.

5

5. Confidentiality.

5.1 Confidential Information. Each Party may disclose or may have disclosed (the “Disclosing Party”) to the other Party (the “Receiving Party”) certain information that the Disclosing Party considers to be confidential and/or proprietary, including, but not limited to, the terms and conditions of this Agreement (except as permitted by Section 8.3), and any and all discoveries, inventions, processes, methods, techniques, know-how, trade secrets, and intellectual property and proprietary rights relating to the Technology, expressed in whatever form and may include technical information, procedures, formulae, protocols, software, specifications, flowcharts, instructions, research, financial or marketing data, business plans, patent applications, and other documents and materials, and all modifications, variations, updates, enhancements and improvements thereof, that are disclosed by one Party to the other Party during the term of this Agreement (collectively, “Confidential Information”). Confidential Information may include unique combinations of separate items, which individually may or may not be confidential. To constitute Confidential Information of a Party, the Party must designate or otherwise indicate that the Confidential Information is confidential at the time of disclosure, and if such disclosure was made in writing or in other tangible form, it was marked “confidential”, and if made orally, it was or will be reduced to writing or in other tangible form and marked “confidential” within thirty (30) days of the oral disclosure. Notwithstanding the foregoing, Confidential Information does not include information (i) already known by the Receiving Party without an obligation of confidentiality; (ii) publicly known or which becomes publicly known through no omission or unauthorized act of the Receiving Party; (iii) rightfully received from a third party without any obligation of confidentiality; or (iv) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.

5.2 Use of Confidential Information. The Receiving Party shall make use of the Confidential Information only for the purposes of this Agreement and shall protect the Disclosing Party’s Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized access, use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential Information of a like nature. The Receiving Party shall disclose Confidential Information only (i) to those of its employees, contractors, representatives and consultants with a need to know such Confidential Information who have first agreed with the Receiving Party, either as a condition of employment or engagement, or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those contained in this Section 5, (ii) as required by court order, law or regulation or as requested by any regulatory agency or governmental body having jurisdiction over the Receiving Party, provided that prior to such disclosure the Receiving Party shall provide prompt written notice to the Disclosing Party sufficient to permit the Disclosing Party the opportunity to oppose the disclosure and the Receiving Party shall take all reasonable steps available to maintain the Confidential Information in confidence, or (iii) to make appropriate disclosure regarding the tax treatment and tax structure of the transactions contemplated hereby.

5.3 Ownership of Confidential Ownership. All Confidential Information shall remain the property of the Disclosing Party and such Confidential Information and all copies thereof (if any), shall be promptly returned to the Disclosing Party upon request or upon termination of this Agreement or, at the Disclosing Party’s sole option, destroyed, in which case the Disclosing Party shall be notified promptly in writing when its Confidential Information has been destroyed. The furnishing of any Confidential Information between the parties shall not constitute the granting of any right or license to use such Confidential Information. Anything herein to the contrary notwithstanding, following the Closing, all Confidential Information provided by the Optionor to Optionee relating to the Technology shall be deemed part of the Technology and become the property of the Optionee and the Optionor, subject to the provisions of Section 7 hereof, shall treat such Confidential Information, during the Confidential Information Effective Period as Confidential Information provided by the Optionee. Accordingly, notwithstanding any other provision in this Section 5 to the contrary, the Optionee and the Optionee shall be permitted after the Closing to use and disclose any Confidential Information received from the Optionor and included in the Technology to the extent the Optionee in its sole discretion determines that it is necessary or appropriate to use or disclose that Confidential Information in order to carry out any of the Optionee’s commercial activities through the use of any of the Technology.

5.4 Confidential Information Effective Period. The obligations of the Parties set forth in this Section 5 shall remain in effect for a period of three (3) years from the date of disclosure.

6

6. Notices.

Any notice or communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, email or by fax) to the address, email or fax number set forth beneath the name of such party below (or to such other address, email or fax number as such party shall have specified in a written notice given to the other parties hereto):

If to the Optionor, to:

Jörg C. Gerlach, MD, PhD

[ADDRESS}

If to Optionee to:

RenovaCare, Inc.

430 Park Avenue

Suite 702

New York, New York 10022

Attention: Thomas Bold, President & CEO

Email: TBold@renovacareinc.com

Facsimile: (212) 246-3039

With a copy (which shall not constitute notice) to:

Sierchio & Company, LLP

430 Park Avenue

Suite 702

New York, New York 10022

Email: JSierchio@usandseclaw.com

7. Termination.

7.1 Automatic Termination. This Agreement will automatically and immediately terminate (i) upon the expiration of the Option Period, and if applicable the License Negotiation Period, or (ii) without notice to Optionee upon or after (A) the filing by Optionee of a petition in bankruptcy or insolvency, or (B) any adjudication that Optionee is bankrupt or insolvent.

7.2 Termination by Optionee. Optionee may terminate this Agreement at any time upon ten (10) days prior written notice to the Optionor.

8. Miscellaneous.

8.1 Governing Law; Jurisdiction. This Agreement was executed in, and the transactions contemplated by and the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof and all parties consent to the jurisdiction of the state and federal courts sitting in the State of New York.

8.2 Expenses. Each Party shall be responsible for its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

8.3 Publicity; SEC Filings. Each Party may issue a press release announcing the execution of this Agreement and the proposed transaction. Each Party shall provide a draft of such press release to the other Party no less than 24 hours before the issuance of such press release. If required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), either Party hereto may publicly disclose the existence of this Agreement and the terms hereof in a current report or a periodic report filed with the SEC, provided that the filing party shall provide the other party with a draft copy of the report no less than 24 hours before the anticipated filing date. In the event that a Party intends to issue a press release or files a report with the SEC regarding this Agreement and the transactions contemplated hereby, the filing party shall duly consider the comments of the other party.

7

8.4. Entire Agreement; Third Party Beneficiaries; Assignment; Etc. This Agreement, including all exhibits and schedules attached hereto, constitutes and contains the entire agreement of the Parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether written or verbal, respecting the subject matter hereof. This Agreement is not intended to confer upon any person other than the Parties to this Agreement any rights or remedies. Except as provided in the following sentence, Optionee may not assign its rights or obligations under this Agreement without the prior written consent of the Optionor (not to be unreasonably withheld), and the Optionor may not assign his rights or obligations under this Agreement without the prior consent of Optionee. Anything herein to the contrary notwithstanding, the Parties hereby agree that Optionee may assign its rights and obligations hereunder to a wholly or majority owned subsidiary of Optionee.

8.5. No Liability of Officers and Directors. The Parties acknowledge that the individuals executing this Agreement on behalf of the Optionee do so on behalf of Optionee and not in their individual capacities. As such no officer, director, employee or agent of the Parties shall have any liability hereunder.

8.6. Counterparts. This Agreement may be executed in two or more counterparts and shall be effective when each Party has executed at least one of the counterparts even though all Parties have not executed the same counterpart. The Parties may execute this Agreement and all other agreements, certificates, instruments and other documents contemplated by this Agreement and exchange on the Closing Date counterparts of such documents by means of facsimile transmission or email and the Parties agree that the receipt of such executed counterparts shall be binding on such Parties and shall be construed as originals. After the Closing the Parties shall promptly exchange original versions of this Agreement and all other agreements, certificates, instruments and other documents contemplated by this Agreement that were executed and exchanged by facsimile transmission or email pursuant to this Section. Notwithstanding anything herein to the contrary, including the effective date of this Agreement set forth in the preamble, this Agreement shall not be effective until signed by both Optionee and the Optionor.

8.7. Other Prospective Purchasers. Optionee shall not incur any liability in connection with the transactions contemplated by this Agreement to any other person with whom Optionor, or its agents or representatives, have had negotiations or discussions regarding any potential merger, sale or exchange of capital stock or other business combination involving the Technology or any proposal or offer to acquire in any manner a substantial equity interest in the Technology or all or a substantial portion of the assets of the Optionor.

8.8. Interpretation. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Parties agree that they have participated jointly in the drafting of this Agreement, and therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any term, covenant, restriction or provision contained in Agreement, is held by a court of competent jurisdiction to be invalid, void, against its regulatory policy or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain valid and binding and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible so that the transactions contemplated hereby can be consummated as originally contemplated to the fullest extent possible.

8.10. Successor and Assigns. The Parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, administrators and permitted assigns.

8.11. Amendment. This Agreement may be amended by the Parties at any time by an instrument in writing signed on behalf of each of the Parties.

8.12. Further Actions. From time to time, as and when requested by any Party hereto, each other Party shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as the requesting party may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, the Parties have executed this Option Agreement as of the date written below.

OPTIONEE:

RENOVACARE, INC.

By:	/s/ Thomas Bold	Date: [], 2015
Name:	Thomas Bold
Title:	President and Chief Executive Officer

OPTIONOR:

JÖRG GERLACH, MD, PHD

By:	/s/ Jorg Gerlach	Date: [], 2015
Name:	Jörg Gerlach, MD, PhD

9